Exhibit 99.1

NXT-ID, INC. PRICES $1,050,000 PUBLIC OFFERING

OXFORD, CT, October 16, 2015 – NXT-ID, Inc. (NASDAQ: NXTD), ("NXT-ID" or the "Company"), a biometric authentication company focused on the growing mobile commerce market and creator of the Wocket® smart wallet, today announced the pricing of an underwritten public offering of 1,500,000 shares of its common stock at a price to the public of $0.70 per share. The gross proceeds to NXT-ID from this offering are expected to be $1,050,000, before deducting underwriting discounts and commissions and other offering expenses. NXT-ID has granted the underwriters a 45-day option to purchase up to an additional 225,000 shares of common stock to cover over-allotments, if any. The offering is expected to close on October 21, 2015, subject to customary closing conditions.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

The securities described above are being offered by the Company through a prospectus supplement pursuant to the Company’s registration statement on Form S-3 (File No. 333-203637), declared effective by the Securities and Exchange Commission (the “SEC”) on May 14, 2015.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NXT- ID Inc. - Mobile Security for a Mobile World: (NXTD)

NXT-ID, Inc.'s innovative MobileBio® solution mitigates consumer risks associated with mobile computing, m-commerce and smart OS-enabled devices. The company is focused on the growing m-commerce market, launching its innovative MobileBio® suite of biometric solutions that secure consumers' mobile platforms led by Wocket®; a next generation smart wallet designed to replace all the cards in your wallet, no smart phone required. Wocket was recognized as one of the top technology products at CES 2015 by multiple media outlets including Wired.com. The Wocket works most anywhere credit cards are accepted and only works with your biometric stamp of approval or passcode. http://www.wocketwallet.com/

NXT-ID’s wholly owned subsidiary, 3D-ID LLC, is engaged in biometric identification and has 22 licensed patents in the field of 3D facial recognition. http://www.nxt-id.com/, http://3d-id.net/

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to NXT-ID, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

NXT- ID Inc Contact:

Corporate info: info@nxt-id.com

Investors:

investors@nxt-id.com

Media:

D. Van Zant

800 665-0411

press@nxt-id.com